Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82012) of ZymoGenetics, Inc. of our report dated January 31, 2003 except for the stock-based compensation disclosure in Note 1 and the weighted average fair value at grant date information in Note 12, as to which the date is June 30, 2003, relating to the financial statements, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

Seattle, Washington

June 30, 2003